Exhibit (a)(1)(C)

ELECTION TO CONSENT

TO AMENDMENT OF 15% SENIOR PROMISSORY NOTES

OF FOXO TECHNOLOGIES INC.
PURSUANT TO OFFER TO AMEND AND CONSENT SOLICITATION DATED APRIL 27, 2023

THE OFFER TO AMEND AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., EASTERN TIME, ON MAY 26, 2023, UNLESS THE OFFER PERIOD IS EXTENDED.

To:	FOXO Technologies Inc.
c/o Joseph Gunnar & Co., LLC
1000 RXR Plaza, Uniondale, NY 11556
Attn: Vincent Miscioscia
Email: VMiscioscia@jgunnar.com

This Election to Consent is provided in connection with the Offer to Amend 15% Senior Promissory Notes and Consent Solicitation of FOXO Technologies Inc. (the “Company,” “our” or “us”), dated April 27, 2023 (the “Offer to Amend”). Capitalized terms not otherwise defined in this Election to Consent shall have the meanings ascribed to them in the Offer to Amend. The undersigned holder of PIK Notes hereby:

1.	☐ Does/☐ Does not (check one) elect to participate in the Offer to Amend and consent to the PIK Note Amendment, which shall be in the form attached hereto as Exhibit A-1, in exchange for shares of Class A Common Stock. The undersigned is the registered owner of PIK Notes with an Original Principal Amount of $ ______. If the undersigned elects to participate in the Offer to Amend, the undersigned shall be deemed to have authorized, approved, consented to and executed (A) the PIK Note Amendment in the form attached hereto as Exhibit A-1, which amends the Original Note Purchase Agreement as set forth therein and the prepayment provisions thereof, and (B) the General Release Agreement in the form attached hereto as Exhibit A-5.

ACKNOWLEDGMENTS AND REPRESENTATIONS AND WARRANTIES

The undersigned hereby understands and acknowledges that:

1. To accept the Offer to Amend the undersigned must comply with the “Instructions for Consent” attached as Exhibit A-2 hereto.

2. If the undersigned elects to participate in the Offer to Amend and the conditions to the Offer to Amend are satisfied prior to May 26, 2023 (the “Expiration Date”), then immediately following the Expiration Date, (a) assuming the Company receives the Majority Consent to approve the PIK Note Amendment and the Stockholder Approval is obtained, the terms of the PIK Notes shall be automatically amended as set forth in Exhibit A-1 attached hereto without any further action or signature required by the undersigned or the Company, and (b) the undersigned will receive the Offer Consideration, on the terms and subject to the conditions of the Offer to Amend.

3. Regardless of whether the undersigned elects to participate in the Offer to Amend, if the Company does not receive the Majority Consent to approve the PIK Note Amendment or the Stockholder Approval is not obtained, then the undersigned’s PIK Notes will remain unmodified.

4. By consenting to the PIK Note Amendment pursuant to the procedure described in the Offer to Amend and in the instructions to this Election to Consent, the undersigned accepts the terms and conditions of the Offer to Amend.

5. The Company has advised the undersigned to consult with the undersigned’s own legal, tax and accounting advisors as to the consequences of participating or not participating in the Offer to Amend.

6. The undersigned has accurately completed and executed the Accredited Investor Questionnaire attached hereto as Exhibit A-3. The undersigned agrees to notify the Company immediately of any changes in any information provided in the Accredited Investor Questionnaire occurring prior to the issuance of shares of Class A Common Stock to the undersigned in the Offer to Amend.

7. The undersigned understands that the Company will not accept any Election to Consent from or on behalf of PIK Note holders in any state where the Company is prohibited from making the Offer to Amend by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

8. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the undersigned’s death or incapacity, and all of the undersigned’s obligations hereunder shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Except as stated in the Offer to Amend, this Election to Consent is irrevocable after the Expiration Date.

9. Upon request, the undersigned will execute and deliver any additional documents deemed by the Company to be necessary or desirable to effect the PIK Note Amendment and the issuance of Class A Common Stock as Offer Consideration pursuant to the Offer to Amend.

10. The undersigned understands that pursuant to the terms and subject to the conditions of the Offer to Amend the Company has agreed to file the Registration Statement to register under the Securities Act the resale of the shares of Class A Common Stock that are issuable to the undersigned as Offer Consideration in the Offer to Amend, provided that the undersigned has accurately completed and executed the Selling Securityholder Notice and Questionnaire attached hereto as Exhibit A-4.

11. The undersigned represents and warrants that the undersigned (either alone or with its representatives) (i) has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the shares of Class A Common Stock issuable in the Offer to Amend; (ii) has had the opportunity to review the current business prospects, financial condition and operating history of the Company as set forth or incorporated by reference in the Offer to Amend; and (iii) has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offer to Amend and has received all the information the undersigned considers necessary or appropriate for deciding whether to accept the Offer to Amend.

12. The undersigned represents and warrants that the shares of Class A Common Stock the undersigned may acquire in the Offer to Amend will be for the undersigned’s own account for investment and not with any view to the distribution thereof, and the undersigned agrees not to sell, assign, transfer or otherwise dispose of any of such shares of Class A Common Stock, or any interest therein, in violation of applicable federal and state securities laws.

13. To accept the Offer to Amend the undersigned must agree to the terms and conditions of the General Release Agreement attached hereto as Exhibit A-5. By electing to participate in the Offer to Amend, the undersigned is deemed to have authorized, approved, consented to and executed the General Release Agreement attached hereto as Exhibit A-5.

The undersigned hereby represents and warrants that the undersigned has the full power and authority to execute, deliver and perform any obligations hereunder. The undersigned acknowledges that the shares of Class A Common Stock issuable in the Offer to Amend are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirements under federal and applicable state securities laws. The undersigned’s signature below shall also constitute the signature page to the PIK Note Amendment and the General Release Agreement.

If the undersigned checks the “does” box in Question 1 above electing to participate in the Offer to Amend and returns this signature page, the undersigned shall be deemed to consent to PIK Note Amendment attached hereto as Exhibit A-1 and the General Release Agreement attached hereto as Exhibit A-5 in exchange for shares of Class A Common Stock, on the terms and subject to the conditions of the Offer to Amend.

The undersigned must complete and sign the following exactly as his, her or its name appears on the undersigned’s PIK Notes. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Consent proper evidence of the authority of such person to act in such capacity.

Date:	By:
(Signature)

(Print name)

(Title, if holder is not a natural person)

Address:

Telephone:
Fax:
Tax ID/SSN:

Exhibit A-1

AMENDMENT NO. 1 TO

SENIOR PROMISSORY NOTE PURCHASE AGREEMENT

This Amendment (this “PIK Note Amendment”) to that certain Senior Promissory Note Purchase Agreement, dated September 20, 2022 (the “Original Note Purchase Agreement”), which governs all of the PIK Notes (as defined below), is made and entered into effective as of the Expiration Date (as defined in the Offer to Amend (as defined below)), by and between FOXO Technologies Inc., a Delaware corporation (the “Company”), and the undersigned (each a “Holder”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Original Note Purchase Agreement.

WHEREAS, subject to the terms and conditions set forth in the Original Note Purchase Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, the Company issued 15% Senior Promissory Notes to accredited investors in an aggregate principal amount of $3,457,500 (the “PIK Notes”);

WHEREAS, the Company is soliciting approval of this PIK Note Amendment in exchange for shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), as set forth in that certain Offer to Amend 15% Senior Promissory Notes and Consent Solicitation of FOXO Technologies Inc., dated April 27, 2023 (the “Offer to Amend”), a copy of which has been delivered to the Holder, and in connection therewith the Company intends to issue, subject to stockholder approval, 1.25 shares of Class A Common Stock for every $1.00 of Original Principal Amount (as defined in the Original Note Purchase Agreement) of PIK Notes held by the Holder, if the Holder participates in the Offer to Amend, on the terms and subject to the conditions set forth in the Offer to Amend;

WHEREAS, subject to the terms and conditions set forth in that certain Securities Purchase Agreement, dated January 25, 2021 (as amended, the “Securities Purchase Agreement”), and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, FOXO Technologies Operating Company (“Legacy FOXO”) issued securities of Legacy FOXO to accredited investors, including warrants to purchase an aggregate of 1,905,853 shares of Legacy FOXO’s Class A common stock at an exercise price of exercise price of $6.21, subject to adjustment (the “Original Warrants”);

WHEREAS, the Securities Purchase Agreement and the Original Warrants were assumed by the Company in connection with a business combination between the Company’s predecessor, Delwinds Insurance Acquisition Corp., and Legacy FOXO, consummated on September 15, 2022 (the “Business Combination” and such warrants, as assumed, the “Assumed Warrants”);

WHEREAS, concurrently with the Offer to Amend and in connection with the Company’s offer with respect to the exchange of the Assumed Warrants for shares of Class A Common Stock, as set forth in that certain Offer to Exchange Warrants to Acquire Shares of Class A Common Stock and Consent Solicitation of FOXO Technologies Inc., dated April 27, 2023 (the “Offer to Exchange”), the Company will exchange each tendered Assumed Warrant for an issuance of shares of Class A Common Stock, on the terms and subject to the conditions set forth in the Offer to Exchange;

WHEREAS, the Company also plans to offer Class A Common Stock or Common Stock Equivalents in exchange for a general release by the former holders of debentures issued in 2022 by Legacy FOXO (the “2022 Debentures”), which 2022 Debentures were exchanged by the Company for Class A Common Stock in connection with the Business Combination, subject to stockholder approval and other conditions to be determined by the Company, at a future date to be determined by the Company;

WHEREAS, the Company may conduct (i) a private placement of its equity, equity-linked or debt securities resulting in gross proceeds to the Company no greater than $5 million (the “Private Placement”) and/or (ii) certain registered offerings of its equity, equity-linked or debt securities;

WHEREAS, each investor who participates in the Private Placement who was a holder of PIK Notes or Assumed Warrants as of the commencement of the Offer to Amend and Offer to Exchange, as applicable, and each former holder of 2022 Debentures, may receive additional shares of Class A Common Stock or Common Stock Equivalents as further consideration for participating in the Private Placement, in addition to the equity purchase price and other terms of such Private Placement offered to all investors; and

WHEREAS, in connection with the foregoing transactions, the Company and the Holder desire to amend the Original Note Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.	Exempt Issuance. The definition of “Exempt Issuance” in Section 1.1 of the Original Note Purchase Agreement is hereby amended by deleting the word “and” immediately prior to clause (g) thereof and adding the following new clauses (h), (i), (j), (k) and (l) at the end thereof:

“(h) shares of Common Stock in connection with the approval of certain amendments hereto pursuant to an offer by the Company (the “Offer to Amend”), (i) shares of Common Stock in connection with the exchange offer by the Company (the “Exchange Offer”) to exchange for Common Stock for all of the warrants exchanged for those warrants issued pursuant to certain Securities Purchase Agreement, dated January 25, 2021, among FOXO Technologies Operating Company and the purchasers party thereto in a private placement with an exercise price of $6.21, subject to adjustment (the “Assumed Warrants”), conducted concurrently with the Offer to Amend, (j) shares of Common Stock or Common Stock Equivalents in connection with the general release by the former holders of debentures issued in 2022 by FOXO Technologies Operating Company (the “2022 Debentures”), which 2022 Debentures were exchanged by the Company for Common Stock in connection with a business combination between FOXO Technologies Operating Company and the Company’s predecessor, Delwinds Insurance Acquisition Corp., (k) shares of Common Stock or Common Stock Equivalents issued in (i) a private placement of the Company’s equity, equity-linked or debt securities resulting in gross proceeds to the Company no greater than $5 million (the “Private Placement”) and/or (ii) a registered offering of the Company’s equity, equity-linked or debt securities resulting in gross proceeds to the Company no greater than $20 million (a “Public Financing”), provided that (A) the proceeds of a Private Placement resulting in gross proceeds to the Company of at least $2 million are used by the Company to prepay not less than 25% of the aggregate Outstanding Principal Balance (as defined in the Notes) of the Notes as of the date of prepayment on a pro-rata basis upon the closing of such Private Placement, and (B) the proceeds of a Public Financing resulting in gross proceeds to the Company of at least $10 million are used by the Company to prepay all of the Outstanding Principal Balance as of the date of prepayment upon the closing of such Public Financing, and (l) shares of Common Stock or Common Stock Equivalents that may be offered by the Company to each investor who participates in the Private Placement who was a holder of Assumed Warrants or Notes as of the commencement of the Exchange Offer or the Offer to Amend, as applicable, and each former holder of 10% Original Issue Discount Convertible Debentures issued in 2022 by FOXO Technologies Operating Company, as further consideration for participating in the Private Placement, in addition to the equity purchase price and other terms of such Private Placement offered to all investors.”

2.	Necessary Acts. Each party to this PIK Note Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this PIK Note Amendment and the transactions contemplated hereby.

3.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this PIK Note Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

4.	Continued Validity. Except as otherwise expressly provided herein, the Original Note Purchase Agreement and the terms of the PIK Notes shall remain in full force and effect.

5.	Approval of Amendment; No Execution Required. By the Holder’s execution and delivery of an Election to Consent, together with any other required documents in accordance with the terms of the Offer to Amend, electing thereby to participate in the Offer to Amend, the Holder shall be deemed to have authorized, approved and executed this PIK Note Amendment.

Exhibit A-2

INSTRUCTIONS FOR CONSENT

Your right to participate in the Offer to Amend will automatically expire if you do not properly elect to participate on or before the Expiration Date of May 26, 2023, as may be extended in the Company’s sole discretion, or as required by applicable law. The Company will not accept any alternative or contingent amendments. By execution of this Election to Consent, you waive any right to receive any notice of the acceptance of your consent, except as provided in the Offer to Amend. To affect your acceptance of the Offer to Amend you must:

1.	Complete, sign and return this Election to Consent.

2.	Complete, sign and return the Accredited Investor Questionnaire (attached hereto as Exhibit A-3).

3.	Complete, sign and return the Selling Securityholder Notice and Questionnaire (attached hereto as Exhibit A-4).

All documents must be executed by hand. PDF copies of documents so executed are acceptable if delivered via email.

The Election to Consent, along with the Accredited Investor Questionnaire and the Selling Securityholder Notice and Questionnaire must be received at the address below on or before the Expiration Date of 5:00 pm (Eastern time) on May 26, 2023, as may be extended by the Company in its sole discretion, or as required by applicable law.

ADDRESS FOR DELIVERY OF CONSENT DOCUMENTS (i.e., ITEMS 1-3 ABOVE):	FOXO Technologies Inc. c/o Joseph Gunnar & Co., LLC 1000 RXR Plaza, Uniondale, NY 11556 Attn: Vincent Miscioscia Email: VMiscioscia@jgunnar.com

Delivery to an address other than as set forth above will not constitute a valid delivery.

Exhibit A-3

ACCREDITED INVESTOR QUESTIONNAIRE

FOXO TECHNOLOGIES INC.

This Questionnaire is being distributed in connection with the proposed issuance of Class A Common Stock to you by FOXO Technologies Inc., a Delaware corporation (the “Company”). The purpose of this Questionnaire is to assure the Company that all such offers and purchases will meet the standards imposed by the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws.

All answers will be kept confidential. However, by signing this Questionnaire, the undersigned agrees that this information may be provided by the Company to its legal and financial advisors, and the Company and such advisors may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws. The undersigned represents that the information contained herein is complete and accurate and will notify the Company of any material change in any of such information prior to the Expiration Date.

For Entity Investors

Accredited Investor Certification. The undersigned makes one of the following representations regarding its net worth and certain related matters and has checked the applicable representation:

☐	The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

☐	The undersigned is a bank, an investment adviser registered pursuant to Section 203 of the Advisers Act or registered pursuant to the laws of a state, any investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act, an insurance company, an investment company registered under the United States Investment Company Act of 1940, as amended, a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, a business development company, a Small Business Investment Company licensed by the United States Small Business Administration, a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act, as amended, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the Advisers Act.

☐	The undersigned is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the undersigned has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

☐	The undersigned is a corporation, limited liability company, partnership, business trust, not formed for the purpose of acquiring the Securities, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), in each case with total assets in excess of $5,000,000.

☐	The undersigned is an entity in which all of the equity owners (in the case of a revocable living trust, its grantor(s)) qualify under any of the above subparagraphs, or, if an individual, each such individual has a net worth,[1] either individually or upon a joint basis with such individual’s spouse or spousal equivalent[2], as applicable, in excess of $1,000,000 (within the meaning of such terms as used in the definition of “accredited investor” contained in Rule 501 under the Securities Act of 1933, as amended), or has had an individual income[3] in excess of $200,000 for each of the two most recent years, or a joint income with such individual’s spouse or spousal equivalent, as applicable, in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

☐	The undersigned is an entity, of a type not listed in any of the paragraphs above, which was not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

☐	The undersigned is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐	The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements in the above paragraph and whose prospective investment is directed by such family office pursuant to clause (iii) of the above paragraph.

☐	The undersigned cannot make any of the representations set forth above.

[1]	For purposes of this Questionnaire, “net worth” means the excess of total assets, excluding your primary residence, at fair market value over total liabilities, including your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence. Net worth should include the value of any other shares of stock or options held by you and your spouse or spousal equivalent and any personal property owned by you or your spouse or spousal equivalent (e.g. furniture, jewelry, other valuables, etc.). For the purposes of calculating joint net worth: joint net worth can be the aggregate net worth of you and your spouse or spousal equivalent; assets need not be held jointly to be included in the calculation.

[2]	For purposes of this Questionnaire, “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

[3]	For purposes of this Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.

[Signature Page Follows]

In Witness Whereof, the undersigned has executed this Accredited Investor Questionnaire as of the date written below.

Name of Investor

(Signature)

Name of Signing Party (Please Print)

Title of Signing Party (Please Print)

Address

Email

Date Signed

ACCREDITED INVESTOR QUESTIONNAIRE

FOXO TECHNOLOGIES INC.

This Questionnaire is being distributed in connection with the proposed issuance of Class A Common Stock to you by FOXO Technologies Inc., a Delaware corporation (the “Company”). The purpose of this Questionnaire is to assure the Company that all such offers and purchases will meet the standards imposed by the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws.

All answers will be kept confidential. However, by signing this Questionnaire, the undersigned agrees that this information may be provided by the Company to its legal and financial advisors, and the Company and such advisors may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws. The undersigned represents that the information contained herein is complete and accurate and will notify the Company of any material change in any of such information prior to the Expiration Date.

For Individual Investors

Accredited Investor Certification. The undersigned makes one of the following representations regarding its income, net worth, status as a “family client” of a “family office,” and/or certain professional certifications or designations and certain related matters and has checked the applicable representation:

☐	The undersigned’s income[1] during each of the last two years exceeded $200,000 or, if the undersigned is married or has a spousal equivalent[2], the joint income of the undersigned and the undersigned’s spouse or spousal equivalent, as applicable, during each of the last two years exceed $300,000, and the undersigned reasonably expects the undersigned’s income, from all sources during this year, will exceed $200,000 or, if the undersigned is married or has a spousal equivalent, the joint income of undersigned and the undersigned’s spouse or spousal equivalent, as applicable, from all sources during this year will exceed $300,000.

☐	The undersigned’s net worth,[3] including the net worth of the undersigned’s spouse or spousal equivalent, as applicable, is in excess of $1,000,000 (excluding the value of the undersigned’s primary residence).

☐	The undersigned is a holder in good standing of one or more of the following certifications or designations administered by the Financial Industry Regulatory Authority, Inc. (FINRA): the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), or Licensed Private Securities Offerings Representative (Series 82).

☐	The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), of a family office as defined in rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment, and whose prospective investment is directed by such family office pursuant to clause (iii) of this sentence.

☐	The undersigned cannot make any of the representations set forth above.

[1]	For purposes of this Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.

[2]	For purposes of this Questionnaire, “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

[3]	For purposes of this Questionnaire, “net worth” means the excess of total assets, excluding your primary residence, at fair market value over total liabilities, including your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence. Net worth should include the value of any other shares of stock or options held by you and your spouse or spousal equivalent and any personal property owned by you or your spouse or spousal equivalent (e.g. furniture, jewelry, other valuables, etc.). For the purposes of calculating joint net worth: joint net worth can be the aggregate net worth of you and your spouse or spousal equivalent; assets need not be held jointly to be included in the calculation.

[Signature Page Follows]

In Witness Whereof, the undersigned has executed this Accredited Investor Questionnaire as of the date written below.

Name of Investor

(Signature)

Name of Signing Party (Please Print)

Title of Signing Party (Please Print)

Address

Email

Date Signed

Exhibit A-4

FOXO Technologies Inc.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of the Registrable Shares of FOXO Technologies Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the U.S. Securities and Exchange Commission a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Registrable Shares, in connection with the Offer to Amend 15% Senior Promissory Notes and Consent Solicitation of FOXO Technologies Inc., dated April 27, 2023, as amended or supplemented (the “Offer”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Offer. This questionnaire has been distributed to obtain information required to be disclosed in the Registration Statement.

Certain legal consequences arise from being named as a selling security holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Shares are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Shares hereby elects to include the Registrable Shares owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name:

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (holder of record) (if not the same as (a) above) through which Registrable Shares are held:

(c)	If you are not a natural person, full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:
Fax:
Email:

Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐ No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Shares as compensation for investment banking services to the Company?

Yes ☐ No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Shares in the ordinary course of business, and at the time of the purchase of the Registrable Shares to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Shares?

Yes ☐ No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company.

(a)	Please list the type (common stock, warrants, etc.) and amount of all securities of the Company (including any Registrable Shares) beneficially owned[1] by the Selling Securityholder:

5.	Relationships with the Company:

Except as set forth below, neither you nor (if you are a natural person) any member of your immediate family, nor (if you are not a natural person) any of your affiliates2, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

[1]	Beneficially Owned: A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, including the power to direct the voting of such security, or (ii) investment power, including the power to dispose of, or direct the disposition of, such security. In addition, a person is deemed to have “beneficial ownership” of a security of which such person has the right to acquire beneficial ownership at any time within 60 days, including, but not limited to, any right to acquire such security: (i) through the exercise of any option, warrant or right, (ii) through the conversion of any security or (iii) pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.

It is possible that a security may have more than one “beneficial owner,” such as a trust, with two co-trustees sharing voting power, and the settlor or another third party having investment power, in which case each of the three would be the “beneficial owner” of the securities in the trust.  The power to vote or direct the voting, or to invest or dispose of, or direct the investment or disposition of, a security may be indirect and arise from legal, economic, contractual or other rights, and the determination of beneficial ownership depends upon who ultimately possesses or shares the power to direct the voting or the disposition of the security.

The final determination of the existence of beneficial ownership depends upon the facts of each case. You may, if you believe the facts warrant it, disclaim beneficial ownership of securities that might otherwise be considered “beneficially owned” by you.

[2]	Affiliate: An “affiliate” is a company or person that directly, or indirectly through one or more intermediaries, controls you, or is controlled by you, or is under common control with you.

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Securityholder Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

BENEFICIAL OWNER (individual)	BENEFICIAL OWNER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)
Title:

PLEASE E-MAIL A COPY OF THE COMPLETED AND EXECUTED SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE TO:

FOXO Technologies Inc.

c/o Joseph Gunnar & Co., LLC

1000 RXR Plaza, Uniondale, NY 11556

Attn: Vincent Miscioscia

Email: VMiscioscia@jgunnar.com

Exhibit A-5

GENERAL RELEASE AGREEMENT

This General Release Agreement (this “General Release Agreement”) is made and entered into effective as of the Expiration Date (as defined in the Offer to Amend (as defined below)), between FOXO Technologies Inc., a Delaware corporation (the “Company”), and the undersigned (the “Holder,” and together with the Company, the “Parties”, and each, a “Party”).

WHEREAS, the Holder is a holder of the Company’s 15% Senior Promissory Notes (the “PIK Notes”) issued by the Company to accredited investors pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, in an aggregate principal amount of $3,457,500, pursuant to that certain Senior Promissory Note Purchase Agreement, dated September 20, 2022 (as amended, the “PIK Note Purchase Agreement”), which governs all of the PIK Notes;

WHEREAS, in connection with the Company’s offer to solicit the approval of certain amendments to the PIK Note Purchase Agreement in exchange for shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), as set forth in that certain Offer to Amend 15% Senior Promissory Notes and Consent Solicitation of FOXO Technologies Inc., dated April 27, 2023 (the “Offer to Amend”), a copy of which has been delivered to the Holder, the Company intends to issue, subject to stockholder approval, 1.25 shares of Class A Common Stock for every $1.00 of Original Principal Amount (as defined in the PIK Note Purchase Agreement) of PIK Notes held by the Holder, if the Holder participates in the Offer to Amend, on the terms and subject to the conditions set forth in the Offer to Amend;

WHEREAS, pursuant to the terms set forth in the Offer to Amend, in order for a holder of PIK Notes to participate in the Offer to Amend, such holder must consent to this General Release Agreement; and

WHEREAS, the Parties desire to execute and deliver this general release on the terms and conditions set out herein.

NOW, THEREFORE, in consideration of the premises set out above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this General Release Agreement have the respective meanings assigned to them in the Offer to Amend.

2. General Release.

(a) In consideration of the covenants, agreements, and undertakings of the Company under the Offer to Amend and this General Release Agreement, effective upon the Expiration Date, the Holder, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, managers, members, successors, and assigns (collectively, “Releasors”) hereby releases, waives, and forever discharges the Company and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, predecessors, employees, officers, directors, shareholders, managers, members, agents (including, without limitation, Joseph Gunnar & Co., LLC, as Placement Agent for the Company’s securities), representatives, permitted successors, and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the Expiration Date, except for any Claims relating to rights and obligations preserved by, created by, or otherwise arising out of this General Release Agreement; provided, however, that this General Release Agreement shall not relieve the Company from (i) its indemnification obligations under indemnification agreements with the Company’s current or former directors and officers, (ii) its obligations pursuant to employment agreements with the Company’s current or former employees or (iii) its repayment obligations pursuant to the PIK Note Purchase Agreement and the PIK Notes, which shall remain in full force and effect (the “Released Claims”). Notwithstanding anything else in this General Release Agreement to the contrary, by executing this General Release Agreement (by Holder’s execution and delivery of an Election to Consent, together with any other required documents in accordance with the terms of the Offer to Amend, electing thereby to participate in the Offer to Amend, pursuant to Section 4(e) hereto) Holder shall not be deemed to have waived compliance with any provision of Securities Exchange Act of 1934 or of any rule or regulation thereunder, or of any rule of a self-regulatory organization.

(b) The Holder acknowledges and agrees that Holder may hereafter discover facts different from or in addition to those now known, or believed to be true, regarding the subject matter of this General Release Agreement, and that such different or additional facts may give rise to claims currently unknown, unanticipated and unsuspected, and further acknowledges and agrees that this General Release Agreement shall remain in full force and effect, notwithstanding the existence of any different or additional facts. Furthermore, the Holder acknowledges and agrees that the release set forth above constitutes a waiver and release of any rights or benefits that the law may provide, and that this General Release Agreement is entered into knowingly and voluntarily, without duress or undue influence, in consideration for the promises, obligations and rights set forth in the Offer to Amend and this General Release Agreement. The Holder fully understands that if any facts regarding the subject matter underlying this General Release Agreement are found hereafter to be other than, or different from, any fact now believed to be true, the Holder accepts and assumes the risk of such possible difference(s) in fact. Without conceding the applicability thereof, the Holder agrees that it is familiar with Section 1542 of the Civil Code of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Accordingly, the Holder waives and relinquishes every right or benefit bestowed or potentially bestowed by Section 1542 above or any similar statute, rule or regulation in any state or jurisdiction, with respect to this General Release Agreement.

(c) The Holder acknowledges and intends that this General Release Agreement shall be effective as a bar to each and every one of the Released Claims. The Holder expressly consents that this General Release Agreement shall be given full force and effect according to each and all of its terms and provisions, including those relating to unknown and unsuspected claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected or unanticipated claims), if any, as well as those relating to any other Released Claims. The Holder acknowledges and agrees that this waiver is an essential and material term of this General Release Agreement and that without such waiver the Company would not have agreed to consummate the transactions contemplated by the Offer to Amend. The Holder further agrees that in the event she, he or it, or any other Releasor, should assert any Released Claim seeking damages against any of the Releasees, this General Release Agreement shall serve as a complete defense to any such Claim. The Holder agrees that neither this General Release Agreement, nor the furnishing of the consideration for this General Release Agreement, shall be deemed or construed at any time to be an admission by any Releasee or any Releasor of any improper or unlawful conduct. The Holder also agrees that if she, he or it, or any other Releasor, violates this General Release Agreement by asserting any Released Claims against any Releasee, the Holder will pay all costs and expenses of defending against the suit incurred by such Releasee, including attorneys’ fees.

3. Representations and Warranties. The Holder hereby represents and warrants to the Company that:

(a) It has the full right, power, and authority to enter into this General Release Agreement, to grant the release contained herein and to perform its obligations hereunder.

(b) The execution of this General Release Agreement on behalf of the Holder, and the delivery of this General Release Agreement by the Holder, have been duly authorized by all necessary actions on the part of such Holder.

(c) This General Release Agreement has been executed and delivered by the Holder and (assuming due authorization, execution, and delivery by the Company) constitutes the legal, valid, and binding obligation of Holder, enforceable against Holder in accordance with its terms.

(d) It (i) knows of no Claims against the Company relating to or arising out of the PIK Notes and the PIK Note Purchase Agreement, or otherwise, that are not covered by the release contained in Section 2 and (ii) has neither assigned nor transferred any of the Released Claims to any person or entity and no person or entity has subrogated to or has any interest or rights in any Released Claims.

4. Miscellaneous.

(a) Necessary Acts. The Holder hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this General Release Agreement and the transactions contemplated hereby.

(b) Governing Law; Consent to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this General Release Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the parties agrees that all controversies arising from or related to this General Release Agreement shall be initiated in a state or federal court located the City of New York, and, accordingly, irrevocably submit to the jurisdiction and venue of such courts and agrees that service in any such action or proceeding may be made in any manner authorized by such courts.

(c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES AGREES TO WAIVE HIS OR ITS RESPECTIVE RIGHTS TO A JURY TRIAL IN CONNECTION WITH ANY MATTER ARISING FROM OR RELATED TO THIS GENREAL RELEASE AGREEMENT. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT HE OR IT HAS REVIEWED THIS WAIVER WITH HER, HIS OR ITS LEGAL COUNSEL AND THAT SHE, HE OR IT KNOWINGLY AND VOLUNTARILY WAIVES HER, HIS OR ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(d) Severability. If any term or provision of this General Release Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e) Approval of General Release Agreement; No Execution Required. By the Holder’s execution and delivery of an Election to Consent, together with any other required documents in accordance with the terms of the Offer to Amend, electing thereby to participate in the Offer to Amend, the Holder shall be deemed to have authorized, approved and executed this General Release Agreement.